EXHIBIT 10.38

DEFERRED COMPENSATION AGREEMENT

This Agreement, made this __________ day of __________, by and between Madison Gas and Electric Company, located in Madison, Wisconsin, (hereinafter referred to as "MG&E"); and __________ (hereinafter referred to as the "Employee").

WITNESSETH:

WHEREAS, the Employee is employed as an Officer of MG&E; and

WHEREAS, the Employee has rendered valuable services to MG&E; and

WHEREAS, MG&E desires to benefit from the Employee's continuing loyalty, service and counsel and to assist the Employee in providing for retirement as well as the contingencies of disability and death.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

SECTION 1.

a.

MG&E agrees to employ the Employee and the Employee agrees to serve MG&E in such capacity or capacities as designated from time to time by the Board of Directors of MG&E (hereinafter referred to as the "Board"), beginning on the date hereof, and continuing until terminated by either party for any reason, including the resignation by the Employee, or the reclassification of the Employee by the Board, from the position as an Officer of the Company.

b.

The Employee agrees to devote his/her business time, attention, skill and efforts during the term of his/her employment, to the faithful and diligent performance of his/her duties to MG&E, and that he/she will at all times serve and further the best interests of MG&E to the best of his/her abilities.

SECTION 2.

MG&E shall pay the Employee during his/her term of employment with MG&E, such monthly salary as the Board may determine from time to time, together with deferred compensation payable hereunder, as provided in Section 5 hereof.

SECTION 3.

The Board may, from time to time, appoint and delegate to an administrative Committee, (hereinafter referred to as the "Committee"), consisting of one or more officers or employees of MG&E named by the Board, the duty of administering the terms and conditions of this Agreement, except for Section 1 a., Section 2 and Section 10 hereof.  Actions taken by the Committee shall be binding on MG&E and the Board, and the Employee directly affected thereby.  In the absence of such a Committee, the Board shall administer this Agreement.

SECTION 4.

a.

MG&E shall establish a bookkeeping reserve for the Employee (hereinafter called "Deferred Compensation Account").  The Deferred Compensation Account shall serve solely as a device for determining the amount of deferred compensation to be paid to the Employee at the later time herein provided, and shall not constitute or be treated as a segregated trust fund of any kind, it being expressly provided that the amounts credited to the Deferred Compensation Account shall be and remain the sole property of MG&E; and shall at all times continue to be part of MG&E's general funds.  The Employee and any designated beneficiary hereunder shall have no proprietary rights of any nature whatsoever with respect to the Deferred Compensation Account, unless and until such time as a payment is made to the Employee from the amounts credited to the Deferred Compensation Account as hereinafter provided, and then only as to the amount of such payment, and only to the extent of any unsecured general creditor of MG&E.

b.

Commencing on __________ and ending on __________, and each succeeding calendar year during the term of Employee's employment, MG&E shall credit to the Employee's Deferred Compensation Account the amount or portion of the Employee's compensation for each calendar month as the Employee has previously designated in writing.

c.

With respect to any calendar month, the Employee shall, subject to approval by the Committee, have the right to change the amount of his/her compensation designated to be deferred, provided that, the Employee must notify MG&E in writing at least thirty (30) days prior to the beginning of the month the change is to be effective that he/she desires to change the amount or portion of compensation to be deferred.

d.

For each calendar month during the term of this Agreement, amounts credited to the Employee’s Deferred Compensation Account shall earn interest as follows:

(1)

for periods prior to September 1, 1991, at the rate quoted at the close of the preceding June 30 or December 31, as applicable, on U.S.  Treasury Bills having a 26-week maturity, compounded monthly, provided however, that in no event shall the interest rate be less than six percent (6%) per annum; and

(2)

for periods on and after September 1, 1991, at the rate quoted at the close of the preceding June 30 or December 31, as applicable, on U.S. Treasury Bills having a 26-week maturity, increased by one percentage point, compounded monthly, provided however, that in no event shall the interest rate be less than seven percent (7%) per annum.

SECTION 5.

a.

Payments from the Deferred Compensation Account, pursuant to Section 6 hereunder, shall commence upon the Employee's termination of active employment with MG&E for any reason, subject to the modifications stated elsewhere in this Section 5.

b.

If the Employee's employment is terminated because of death, or if a terminated Employee dies prior to receiving his/her entire Deferred Compensation Account balance, the unpaid balance, unless otherwise designated, will be paid in a lump sum to the same beneficiary the Employee has designated under the MG&E Group Life Insurance Plan.  Such beneficiary designation and lump sum method of payment may be changed by the Employee in writing delivered to MG&E prior to his/her death.  If the Employee does not designate a beneficiary, or if no designated beneficiary survives the Employee, then the balance of the Deferred Compensation Account shall be paid as promptly as possible in a lump sum to the Employee's estate.  Upon the death of a surviving beneficiary who is entitled to receive or is receiving the Employee's unpaid balance, payment shall be made as promptly as possible in a lump sum to the estate of such beneficiary.

c.

In the event that the Employee becomes disabled while in the employment of MG&E, he/she will be considered as terminated, with respect to this plan, and payments from the Deferred Compensation Account shall begin as soon as practically possible.  The Employee shall be deemed to have become disabled for these purposes, if the Employee is in fact receiving disability benefits under the MG&E Long Term Disability Plan, or if the Employee otherwise satisfies the disability criteria established under said Plan.

d.

Notwithstanding anything herein to the contrary, the Committee shall have the right, with the consent of the Employee of his/her Personal Representative, to make reasonable variations in both the manner and time of payment provided herein, all as it may deem appropriate because of emergency or extreme economic hardship on the part of the employee, or as such variation would serve the interest of MG&E.

SECTION 6.

a.

Prior to commencement of payments from the Deferred Compensation Account, Employee may elect to have amounts credited to his/her Account, paid to him/her in any of the following ways:

(1)

In a lump sum; or

(2)

In annual or semi-annual installments over a period of fifteen (15) years or less.

b.

The Employee's election shall be filed in writing with the Committee and may be changed at any time by similar action prior to the time payments are to commence.  In the event that Employee fails to make a valid election, payments from the Deferred Compensation Account shall be made in accordance with Section 6 a.(1) or 6 a.(2) whichever is selected by the Employee or the Employee's beneficiaries, subject to approval by the Committee.

c.

The first installment payment, referred to herein, shall be paid on the first day of the month next following Employee's date of termination of employment.  If the Employee's employment is terminated because of death, installment payments elected to be made to a designated beneficiary shall commence on the first day of a month selected by the Committee, but not later than three months after the Employee's date of death.

d.

Wherever installment payments are referred to or provided for in this Agreement, interest on the unpaid balance from time to time outstanding in the Deferred Compensation Account, shall continue to accrue and be credited as provided for in Section 4 d. of this Agreement.

SECTION 7.

Any amount payable from the Deferred Compensation Account shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, by will, or by inter vivos instrument.

SECTION 8.

Every person receiving or claiming payments hereunder shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in form and manner acceptable to the Committee, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his/her estate has been appointed.  In such event payments shall be made to such guardian or conservator, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee.  Any such payment so made shall be a complete discharge of any liability therefor.

SECTION 9.

Nothing contained herein shall be construed as giving to the Employee any right to be retained in the service of MG&E, limiting in any way the right of MG&E to terminate the Employee's employment at any time, or evidencing any agreement or understanding, express or implied, that MG&E will employ the Employee in any particular position or at any particular rate of compensation.

SECTION 10.

The Board of MG&E reserves the right to amend, modify, terminate, or discontinue this Agreement at any time; provided, however, no such action shall reduce the then amount credited to the Deferred Compensation Account or change the time and manner of payment of such amount determined in accordance with the provisions of Section 5 hereof, or reduce the amount to be credited in accordance with Section 4 hereof on the balance from time to time of the Deferred Compensation Account, without the consent of the Employee, if living, or his/her designated beneficiary or beneficiaries, if the Employee is not living.  Neither MG&E nor any officer or director of MG&E shall be liable for any act or failure to act hereunder, except from gross negligence or fraud.

SECTION 11.

This Agreement shall be binding upon and inure to the benefit of MG&E, its successors and assigns, and the Employee and his/her heirs, Personal Representatives, and legal representatives.

SECTION 12.

This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

IN WITNESS WHEREOF, MG&E has caused this Agreement to be executed by its duly authorized officers and the Employee has hereunto set his/her hand and seal as of the date first above written.

MADISON GAS AND ELECTRIC COMPANY

By: ____________________________________________________

Attest: __________________________________________________

EMPLOYEE

By: ____________________________________________________